Exhibit 10.1

SUMMER INFANT, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT
(Inducement Grant)

Agreement

1.             Grant of Option.  This Non-Qualified Stock Option Agreement (this “Agreement”) evidences the grant by the Compensation Committee (the “Committee”) of the Board of Directors of Summer Infant, Inc., a Delaware corporation (the “Company”), as of July 13, 2016, (the “Date of Grant”) to Mark Messner (the “Holder”) of an option (the “Option”) to purchase up to 100,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), at an exercise price per share equal to $1.70 (the “Exercise Price”).  This Option is not granted pursuant to the Company’s 2012 Incentive Compensation Plan (the “Plan”) or any other share-based compensation plan of the Company in reliance on Nasdaq Marketplace Rule 5635(c)(4).  Nevertheless, the terms and conditions of the Plan are incorporated herein for all purposes and, except as otherwise set forth herein, this Option shall be treated as if it had been issued pursuant to the Plan.  The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and all applicable laws and regulations.

2.             Definitions.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.             Exercise Schedule.  Except as otherwise provided in Sections 6 or 9 of this Agreement, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Holder, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Holder shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Holder continues through and on the applicable Vesting Date:

Vesting Date	Percentage of Shares Becoming Available for Exercise	Cumulative Percentage Available
First Anniversary of Date of Grant	25%	25%
Second Anniversary of Date of Grant	25%	50%
Third Anniversary of Date of Grant	25%	75%
Fourth Anniversary of Date of Grant	25%	100%

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Holder’s employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

4.             Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Holder’s investment intent with respect to such Shares as may be required by the Company.  Such written notice shall be signed by the Holder and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Holder’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.             Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Holder:  (a) cash; (b) check; (c) to the extent permitted by the Committee, with Shares owned by the Holder, or the withholding of Shares that otherwise would be delivered to the Holder as a result of the exercise of the Option, or (d) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.             Termination of Option.  Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a)           On the 90th day following termination of the Holder’s Continuous Service, if the Holder’s Continuous Service terminates (other than upon the Holder’s death or Disability or by the Company for Cause);

(b)           immediately upon the termination of the Holder’s Continuous Service by the Company or any of its Subsidiaries for Cause;

(c)           twelve months after the date on which the Holder’s Continuous Service is terminated by reason of Disability;

(d)           twelve months after the date of termination of the Holder’s Continuous Service by reason of the death of the Holder;

(e)           The tenth anniversary of the date of grant; or

(f)            in the event of the liquidation or dissolution of the Company.

For purpose of this Section 6, the terms “Cause” and “Disability” shall have the meanings set forth in the Employment Agreement by and between the Company and the Holder dated as of June 27, 2016.

7.             Transferability.  Unless otherwise determined by the Committee, the Option granted hereby is transferable only as set forth in the Plan. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Holder.

8.             No Rights of Stockholders.  Neither the Holder nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.             Acceleration of Exercisability of Option.  The Committee shall have the power to accelerate exercisability and/or vesting of any Option granted upon a Change in Control or upon the death or Disability or termination of Continuous Service of the Holder.  In furtherance of such power, the Committee may accelerate the time at which an Option may be first exercised or the time during which an Option or any part thereof will vest.

10.          No Right to Continued Employment.  Neither the Option nor this Agreement shall confer upon the Holder any right to continued employment or service with the Company or any of its Subsidiaries.

11.          Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

12.          Interpretation. This Agreement incorporates all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof. The Holder accepts the Option subject to all of the terms and provisions of the Plan and this Agreement.  The undersigned Holder hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement, unless shown to have been made in an arbitrary and capricious manner.

13.          Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 1275 Park East Drive, Woonsocket, RI 02895, or if the Company should move its principal office, to such principal office, and, in the case of the Holder, to the Holder’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 13.

14.          Section 409A.  It is intended that the Option awarded pursuant to this Agreement be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Holder’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.  In the event that either the Company or the Holder believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, then the Committee (acting alone and without any required consent of the Holder) may amend this Agreement in such manner as the Committee deems necessary or appropriate to be exempt from or otherwise comply with the requirements of Section 409A (including without limitation, amending the Agreement to increase the Exercise Price to such amount as may be required in order for the Option to be exempt from Section 409A).

Notwithstanding the foregoing, the Company does not make any representation to the Holder that the Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Holder or any Beneficiary for any tax, additional tax, interest or penalties that the Holder or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 14th day of July, 2016.

COMPANY:

SUMMER INFANT, INC.,
a Delaware corporation

By:	/s/ Mark Strozik
Name: Mark Strozik
Title: SVP / Human Resources

The Holder acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Agreement.  The Holder further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated:	7-15-16	HOLDER:

		By:	/s/ Mark Messner
Mark Messner